                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  Confidential, for Use of the
                                            Commission Only

[X]  Definitive Proxy Statement             (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ESB Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     (5)  Total fee paid: ______________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________________________

     (2)  Form, schedule or registration statement no.:_________________________

     (3)  Filing party:_________________________________________________________

     (4)  Date filed:___________________________________________________________

                    [ESB FINANCIAL CORPORATION LETTERHEAD]

                              600 Lawrence Avenue
                        Ellwood City, Pennsylvania 16117
                                  724/758-5584

                                                                  March 20, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of ESB Financial Corporation (the "Company"). The meeting will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 18, 2000, at 4:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

  The Board of Directors of ESB Financial Corporation has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

  It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

  Your continued support of and interest in ESB Financial Corporation is appreciated.

                                          Sincerely,

                                          /s/ Charlotte A. Zuschlag

                                          Charlotte A. Zuschlag
                                          President and Chief Executive
                                          Officer

                           ESB FINANCIAL CORPORATION
                              600 Lawrence Avenue
                       Ellwood City, Pennsylvania 16117
                                (724) 758-5584

                         ____________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 18, 2000

                         ____________________________

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of ESB Financial Corporation (the "Company") will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 18, 2000, at 4:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect two directors for a three-year term and until their successors are elected and qualified;

     2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2000;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

     The Board of Directors has fixed March 6, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Frank D. Martz

                              Frank D. Martz
                              Group Senior Vice President of Operations and
                                Secretary
March 20, 2000
Ellwood City, Pennsylvania
--------------------------------------------------------------------------------
   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                           ESB FINANCIAL CORPORATION

                         ____________________________

                                PROXY STATEMENT


                         _____________________________

                        ANNUAL MEETING OF STOCKHOLDERS

                                   April 18, 2000

General

     This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share ("Common Stock"), of ESB Financial Corporation (the "Company"), the savings and loan holding company of ESB Bank, F.S.B. (including all predecessors thereto, "ESB Bank" or the "Bank") and Spring Hill Savings Bank, F.S.B. ("Spring Hill"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 18, 2000, at 4:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is expected to be mailed to stockholders on or about March 20, 2000.

Voting Rights

     Only stockholders of record at the close of business on March 6, 2000 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 5,659,762 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding.

     Holders of record of Common Stock at the close of business on March 6, 2000 will be entitled to one vote per share on all matters that may properly come before the Annual Meeting. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. The election of directors requires an affirmative vote of a majority of the votes cast with a quorum present. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 6, 2000 is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting with respect to this proposal. Under rules of the New York Stock Exchange, the proposals for election of directors and ratification of independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

Proxies

     Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (i) FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN;
(ii) FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000; AND (iii) IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER OF COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117,
Attention: Secretary.

Beneficial Ownership

     The following table sets forth information as to the Common Stock beneficially owned, as of March 6, 2000, by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1999, and (iv) all directors and executive officers of the Company as a group.

                                              Amount and Nature of       Percent
Name and Address of Beneficial Owner        Beneficial Ownership(1)     of Class
------------------------------------        -----------------------     ---------
ESB Financial Corporation
Employee Stock Ownership Plan Trust
600 Lawrence Avenue
Ellwood City, Pennsylvania 16117                       700,388 (2)       12.37%

George William Blank, Jr.                               56,294 (3)           *
Charles Delman                                          32,486 (4)           *
Charles P. Evanoski                                     50,717 (5)           *
Robert C. Hilliard                                      50,075 (6)           *
Lloyd L. Kildoo                                        135,664 (7)        2.39%
Frank D. Martz                                          68,733 (8)        1.21%
Todd F. Palkovich                                       32,408 (9)           *
William B. Salsgiver                                   169,944(10)        2.99%
Herbert S. Skuba                                        76,500(11)        1.35%
Edmund C. Smith                                         32,985(12)           *
Edwin A. Thaner                                         33,954(13)           *
Charlotte A. Zuschlag                                  182,295(14)        3.18%

Directors and executive officers
of the Company as a group (13 persons)                 961,535 (15)      16.12%

_________________________________

*    Amounts to less than 1.0% of the issued and outstanding Common Stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of March 6, 2000 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The ESB Financial Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the ESB Financial Corporation Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and William B. Salsgiver, George William

                                         (Footnotes continued on following page)

__________________________

     Blank, Jr., Herbert S. Skuba and Edmund C. Smith who act as trustees of the ESOP ("Trustees"). As of March 6, 2000, 318,259 shares held in the Trust were unallocated, and 382,129 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will generally be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees.

(3) Includes 5,230 shares owned jointly with Mr. Blank's wife, with whom voting and dispositive power is shared, 12,000 shares held in Mr. Blank's IRA, 4,000 shares held in Mr. Blank's Keogh Account and 16,053 shares which may be acquired by Mr. Blank upon the exercise of stock options.

(4) Includes 14,419 shares owned by Mr. Delman's wife, 859 shares held in Mr. Delman's IRA and 17,208 shares which may be acquired by Mr. Delman upon the exercise of stock options.

(5) Includes 14,195 shares owned jointly with Mr. Evanoski's wife, with whom voting and dispositive power is shared, 22,256 shares which may be acquired by Mr. Evanoski upon the exercise of stock options, 7,809 shares held by the Company's ESOP account for Mr. Evanoski and 50 shares held by the Company's Retirement Savings and Profit Sharing Plan and Trust ("Profit Sharing Plan") account for Mr. Evanoski.

(6) Includes 7,676 shares held by Mr. Hilliard's wife, 1,422 shares held in trust for Mr. Hilliard's son for which Mr. Hilliard's wife is custodian, 15,050 shares which may be acquired by Mr. Hilliard upon the exercise of stock options, 18,197 shares held by the Company's ESOP account for Mr. Hilliard and 47 shares held by the Company's Profit Sharing Plan account for Mr. Hilliard.

(7) Includes 22,463 shares held by Mr. Kildoo's wife, 65,989 shares owned jointly with Mr. Kildoo's wife, with whom voting and dispositive power is shared and 14,492 shares which may be acquired by Mr. Kildoo upon the exercise of stock options.

(8) Includes 31,138 shares owned jointly with Mr. Martz's wife, with whom voting and dispositive power is shared, 22,256 shares which may be acquired by Mr. Martz upon the exercise of stock options, 4,668 shares which may be acquired by Mr. Martz's wife upon the exercise of stock options, 7,874 shares held by the Company's ESOP account for Mr. Martz, 2,736 shares held by the Company's ESOP account for Mr. Martz's wife, 50 shares held by the Company's Profit Sharing Plan account for Mr. Martz and 11 shares held by the Company's Profit Sharing Plan account for Mr. Martz's wife.

                                         (Footnotes continued on following page)

_______________________

(9) Includes 2,596 shares held in Mr. Palkovich's IRA, 20,374 shares which may be acquired by Mr. Palkovich upon the exercise of stock options, 7,506 shares held by the Company's ESOP account for Mr. Palkovich and 50 shares held by the Company's Profit Sharing Plan account for Mr. Palkovich.

(10) Includes 115,382 shares owned jointly with Mr. Salsgiver's wife, with whom voting and dispositive power is shared, 7,114 shares held in Mr. Salsgiver's IRA, 18,727 shares which may be acquired by Mr. Salsgiver upon the exercise of stock options and 7,200 shares held in trust for which he is trustee.

(11) Includes 19,086 shares held by Mr. Skuba's wife, 24,665 shares owned jointly with Mr. Skuba's wife, with whom voting and dispositive power is shared, 2,341 shares held by Mr. Skuba's son, 581 shares held in Mr. Skuba's IRA and 17,727 shares which may be acquired by Mr. Skuba upon the exercise of stock options. Does not include 28,366 shares owned by the Ellwood City Hospital, of which Mr. Skuba serves as President and Chief Executive Officer and as to which beneficial ownership is disclaimed.

(12) Includes 14,964 shares which may be acquired by Mr. Smith upon the exercise of stock options.

(13) Includes 657 shares held by Mr. Thaner's wife, 8,680 shares owned jointly with Mr. Thaner's wife, with whom voting and dispositive power is shared, 59 shares held in Mr. Thaner's IRA, 42 shares held in Mr. Thaner's wife's IRA, 71 shares held in Mr. Thaner's wife's profit sharing plan, and 24,445 shares which may be acquired by Mr. Thaner upon the exercise of stock options.

(14) Includes 1,026 shares held in trust for Ms. Zuschlag's five nieces and nephews, for which she is custodian, 203 shares held in trust for Ms. Zuschlag's two godsons, for which she is custodian, 3,852 shares held in Ms. Zuschlag's IRA, 71,331 shares which may be acquired by Ms. Zuschlag upon the exercise of stock options, 14,891 shares held by the Company's ESOP for the account of Ms. Zuschlag and 247 shares held by the Company's Profit Sharing Plan account for Ms. Zuschlag. Does not include 4,956 shares held by a trust established by the Company to fund certain benefits to be paid to Ms. Zuschlag pursuant to an Excess Benefit Plan. Ms. Zuschlag does not possess voting or investment power with respect to such shares. See "Executive Compensation - Excess Benefit Plan."

(15) Includes 305,551 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of stock options. Also includes 62,050 shares and 3,514 shares which are held by the ESOP and the Profit Sharing Plan, respectively, which have been allocated to the accounts of participating officers and, consequently, will be voted at the Annual Meeting by such participating officers. Does not include 4,956 shares held by a trust established by the Company to fund certain benefits to be paid to the President and Chief Executive Officer of the Company.
     See "Executive Compensation - Excess Benefit Plan."

                             ELECTION OF DIRECTORS

     The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's Bylaws is eight.

     At the Annual Meeting, stockholders of the Company will be asked to elect two directors of the Company for a three-year term and until their successors are elected and qualified. The two nominees for election as directors were selected by the Nominating Committee of the Board of Directors and each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

     Article 7.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles of Incorporation. To be timely, with respect to an election to be held at an annual meeting of stockholders, a stockholders' notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination must set forth certain information specified in the Articles of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Articles of Incorporation.

Information with Respect to Nominees for Director and Continuing Directors

     The following tables present information concerning each nominee for director and each director whose term continues and reflects his/her tenure as a director of the Company and his/her principal occupation during the past five years.

          NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2003

                                             Position with the Company and                Director
       Name                   Age   Principal Occupation During the Past Five Years        Since
-------------------           ---   -----------------------------------------------       --------
Charles Delman                74    Director; retired; former Chairman, President and       1994
                                    Chief Executive Officer of ESB Bancorp, Inc. from
                                    June 1989 to March 1994 and President of Economy
                                    Savings Bank, PaSA ("Economy") from 1971 to
                                    December 1992.  Chairman of Economy from January
                                    1993 to March 1994.

Edmund C. Smith               79    Director; retired; former Works Manager, Armco          1994
                                    Steel, Ambridge, Pennsylvania.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES
                            BE ELECTED AS DIRECTORS


                     DIRECTORS WITH TERMS EXPIRING IN 2001

                                             Position with the Company and                Director
       Name                   Age   Principal Occupation During the Past Five Years        Since
-------------------           ---   -----------------------------------------------       --------
George William Blank, Jr.     76    Director; President of George W. Blank Supply Co.,      1974(1)
                                    Inc., Ellwood City, Pennsylvania, a concrete
                                    products manufacturer and building supply
                                    distributor.

Lloyd L. Kildoo               60    Director; Owner and Funeral Director of Glenn-          1986(1)
                                    Kildoo Funeral Homes of Zelienople and Cranberry
                                    Township, Pennsylvania.

Edwin A. Thaner               51    Director; Proprietor and principal engineer with        1997
                                    E.A. Thaner & Associates, Wexford, Pennsylvania,
                                    a civil engineering firm.

                     DIRECTORS WITH TERMS EXPIRING IN 2002

                                             Position with the Company and                Director
       Name                   Age   Principal Occupation During the Past Five Years        Since
-------------------           ---   -----------------------------------------------       --------
Herbert S. Skuba              61   Vice Chairman of the Board of the Company and ESB        1988(1)
                                   Bank; Director, President and Chief Executive Officer
                                   of Ellwood City Hospital, Ellwood City, Pennsylvania.

Charlotte A. Zuschlag         48   Director; President and Chief Executive Officer of the   1988(1)
                                   Company since February 1991 and of ESB Bank since
                                   June 1989.

William B. Salsgiver          66   Chairman of the Board of the Company and ESB Bank;       1987(1)
                                   a principal of the property development and residential
                                   construction firm, Perry Homes, Zelienople,
                                   Pennsylvania.

____________________________

(1)  Includes service with ESB Bank and all predecessors thereto.

Executive Officers Who Are Not Directors

     The following table sets forth certain information with respect to the executive officers of the Company who are not also directors of the Company. All executive officers of the Company are elected annually by the Board of Directors and shall serve at the discretion of the Board of Directors.

                                                                                          Has Been
                                          Position with the Company and                   Employed
       Name                   Age   Principal Occupation During the Past Five Years       Since(1)
-------------------           ---   -----------------------------------------------       --------
Frank D. Martz                44    Group Senior Vice President of Operations of the        1979
                                    Company since January 2000 and Secretary of the
                                    Company since February 1991; Group Senior Vice
                                    President of Operations of ESB Bank since January
                                    2000 and Secretary of ESB Bank since November
                                    1989; Senior Vice President of Operations of the
                                    Company and ESB Bank from April 1993 through
                                    December 1999.

Charles P. Evanoski           41    Group Senior Vice President of the Company and ESB      1983
                                    Bank since January 2000 and Chief Financial Officer
                                    of the Company and ESB Bank since April 1993;
                                    Senior Vice President of the Company and ESB Bank
                                    from April 1993 through December 1999.

                                                                                          Has Been
                                             Position with the Company and                Employed
       Name                   Age   Principal Occupation During the Past Five Years       Since(1)
-------------------           ---   -----------------------------------------------       --------
Todd F. Palkovich             45    Group Senior Vice President of Lending of the           1991
                                    Company and ESB Bank since January 2000; Senior
                                    Vice President of Lending of the Company and ESB
                                    Bank from April 1993 through December 1999.

Robert C. Hilliard            50    Group Senior Vice President of Internal                 1978
                                    Audit/Compliance of the Company and ESB Bank
                                    since January 2000; Senior Vice President of
                                    Internal Audit/Compliance of the Company and ESB
                                    Bank from March 1995 through December 1999.
                                    President and Chief Executive Officer of Economy
                                    from January 1993 to March 1995.   Mr. Hilliard is
                                    a certified public accountant.

Thomas F. Angotti             52    Group Senior Vice President of Administration of the    1987
                                    Company since February 10, 2000 upon the
                                    Company's acquisition of SHS Bancorp, Inc. ("SHS")
                                    and its wholly owned subsidiary, Spring Hill.
                                    President and Chief Executive Officer of Spring Hill,
                                    a wholly owned subsidiary of the Company which is
                                    scheduled to be merged with and into ESB Bank in the
                                    Spring of 2000.  Mr. Angotti has been employed by
                                    Spring Hill since 1987, became President in 1989 and
                                    President and Chief Executive Officer in 1997, and
                                    was President and Chief Executive Officer of SHS
                                    from 1997 to February 10, 2000.

_____________________________

(1) Includes service with ESB Bank and all predecessors thereto, including acquired companies.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person, other than the Company's ESOP, who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 1999, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

The Board of Directors and Its Committees

     Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed.

     There were 16 meetings of the Board of Directors of the Company held during the 12 months ended December 31, 1999. No director attended fewer than 75% of both the aggregate total number of meetings of the Board of Directors held during the 12 months ended December 31, 1999 and the total number of meetings held by all committees of the Board on which the director served during such year.

     The Board of Directors of the Company has established various standing committees of the Board, including Executive, Compensation and Audit/Compliance Committees. The entire Board of Directors of the Company acts as a Nominating Committee.

     The Executive Committee of the Company is authorized to exercise the powers of the Board of Directors between regular meetings of the Board. Currently, Messrs. Skuba (Chairman), Salsgiver, Delman and Ms. Zuschlag serve as members of this Committee. During the 12 months ended December 31, 1999, the Executive Committee met once.

     The Compensation Committee of the Company makes recommendations regarding officer salaries to the Board of Directors. Currently, Messrs. Salsgiver (Chairman), Kildoo and Smith serve as members of this Committee. During the 12 months ended December 31, 1999, the Compensation Committee met once.

     The Audit/Compliance Committee of the Company reviews the Company's records and affairs to determine its financial condition, reviews the Company's systems of internal control with management and the independent auditors, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Blank (Chairman), Kildoo, Smith and Thaner serve as members of this Committee. The Audit/Compliance Committee met four times during the 12 months ended December 31, 1999.

     The Company and its subsidiaries have other committees comprised of officers and directors of the Company and such subsidiaries which meet for specific purposes. The Boards of Directors of the Company and its subsidiaries have authority under their respective Bylaws to establish such other committees from time-to-time as may be deemed necessary.

Directors' Compensation

          As of December 1, 1999, except as described below, all non-employee directors of the Company receive $756 per month (except for Mr. Skuba who receives $983 per month as Vice Chairman of the Company's Board of Directors) and are not compensated for attendance at committee meetings. Mr. Salsgiver receives $1,210 per month as Chairman of the Company's Board of Directors. In addition, fees are paid to members of the Board of Directors of ESB Bank, Spring Hill, THF, Inc. and PennFirst Financial Services, Inc., subsidiaries of the Company. Full-time employee directors of the Company do not receive any fees for Board or committee meetings.

          During 1999, total compensation paid to directors of the Company amounted to $71,676 in the aggregate.

                            EXECUTIVE COMPENSATION

Summary

          The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer and other executive officers of the Company, whose total compensation during the last fiscal year exceeded $100,000.

                          Summary Compensation Table

====================================================================================================================================
                                           Annual Compensation                    Long Term Compensation
                                   -----------------------------------       ----------------------------------
                                                           Other                     Awards           Payouts         All Other
     Name and                                              Annual            ----------------------------------     Compensation
 Principal Position          Year  Salary      Bonus    Compensation         Securities Underling       LTIP
                                                            (1)                   Options             Payouts
------------------------------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag        1999  $271,062   $ 55,000        $--                13,525(2)(3)          $--          $ 5,600(4)
President and Chief          1998   262,451     50,000         --                 8,800(2)              --           40,338(5)
Executive Officer            1997   229,818    100,000         --                 9,680(2)              --           39,158(6)
-----------------------------------------------------------------------------------------------------------------------------------
Charles P. Evanoski          1999  $103,092   $ 15,000        $--                 4,500(2)             $--          $ 4,133(4)
Group Senior Vice President  1998   106,546     14,000         --                 3,300(2)              --           28,302(5)
and Chief Financial Officer  1997    95,439     18,300         --                 3,630(2)              --           24,893(6)
------------------------------------------------------------------------------------------------------------------------------------
Frank D. Martz               1999  $103,092   $ 15,000        $--                 4,500(2)             $--          $ 4,133(4)
Group Senior Vice            1998   106,546     14,000         --                 3,300(2)(7)           --           28,302(5)
President of                 1997    95,439     18,300         --                 3,630(2)              --           24,893(6)
Operations and Secretary
------------------------------------------------------------------------------------------------------------------------------------
Todd F. Palkovich            1999  $103,092   $ 15,000        $--                 4,500(2)             $--          $ 4,133(4)
Group Senior Vice            1998   106,546     14,000         --                 3,300(2)              --           28,302(5)
President of Lending         1997    95,439     18,300         --                 3,630(2)              --           24,893(6)
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Hilliard           1999  $ 94,609   $ 14,000        $--                 4,500(2)             $--          $ 3,801(4)
Group Senior Vice            1998    97,781     13,000         --                 3,300(2)              --           26,130(5)
President of Internal        1997    88,356     17,320         --                 3,630(2)              --           23,222(6)
Audit/Compliance
==============================================================================================================================

                                                   (Footnotes on following page)

_________________________

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues and the use and maintenance of an automobile owned by ESB Bank. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended December 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(2) Consists of awards granted pursuant to the Company's 1997 Stock Option Plan. The awards in 1997 were adjusted for subsequent 10% stock dividends.

(3)  Consists of awards granted pursuant to the Company's 1990 Stock Option
     Plan.

(4) During the year ended December 31, 1999, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Profit Sharing Plan of $5,600, $4,133, $4,133, $4,133 and $3,801, respectively. ESOP allocations have not yet been made for 1999.

(5) During the year ended December 31, 1998, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Profit Sharing Plan of $3,918, $4,056, $4,056, $4,056 and $3,877, respectively. During the year ended December 31, 1998, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the ESOP of $36,420, $24,246, $24,246, $24,246 and $22,253, respectively.

(6) During the year ended December 31, 1997, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Profit Sharing Plan of $3,805, $3,805, $3,805, $3,805 and $3,699, respectively. During the year ended December 31, 1997, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the ESOP of $35,353, $21,088, $21,088, $21,088 and $19,523, respectively.

(7) Consists of awards granted pursuant to the Company's 1992 Stock Incentive Plan.

Stock Options

     The table on the following page sets forth certain information concerning individual grants of stock options pursuant to the Company's 1997 Stock Option Plan and the 1990 Stock Option Plan to the named executive officers during the year ended December 31, 1999. There were no stock option grants pursuant to the Company's 1992 Stock Incentive Plan to the named executive officers during 1999.

====================================================================================================================================
                                                                                                 Potential Realizable Value at
                                                                                                      Assumed Annual Rates
                                                                                                  of Stock Price Appreciation
                                      Individual Grants                                                for Option Term(3)
------------------------------------------------------------------------------------------------------------------------------------
                                                 % of Total
                                                  Options
                                  Options        Granted to      Exercise     Expiration
        Name                      Granted        Employees(1)    Price(2)        Date                  5%               10%
------------------------------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag             13,525           22.7%       $14.00        6/15/2009              $111,040          $277,263
------------------------------------------------------------------------------------------------------------------------------------
Charles P. Evanoski                4,500            7.6%       $14.00        6/15/2009              $ 36,945          $ 92,250
------------------------------------------------------------------------------------------------------------------------------------
Frank D. Martz                     4,500            7.6%       $14.00        6/15/2009              $ 36,945          $ 92,250
------------------------------------------------------------------------------------------------------------------------------------
Todd F. Palkovich                  4,500            7.6%       $14.00        6/15/2009              $ 36,945          $ 92,250
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Hilliard                 4,500            7.6%       $14.00        6/15/2009              $ 36,945          $ 92,250
====================================================================================================================================

_________________________

(1) Percentage of options to purchase 59,625 shares of common stock granted to all employees during 1999.

(2) The exercise price was based on the market price of the common stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $22.21 and $34.50 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's 1997 Stock Option Plan, the 1992 Stock Incentive Plan and the 1990 Stock Option Plan by the named executive officers during the year ended December 31, 1999. All options were exercisable at December 31, 1999.

====================================================================================================================================
                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES
------------------------------------------------------------------------------------------------------------------------------------

                                                                           Number of Securities              Value of Unexercised
                          Shares Acquired                                 Underlying Unexercised             in the Money Options
       Name                 on Exercise           Value Realized          Options at Year End(1)                at Year End(2)
------------------------------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag            --                      --                       71,331                           $185,687
------------------------------------------------------------------------------------------------------------------------------------
Charles P. Evanoski              --                      --                       22,256                             24,923
------------------------------------------------------------------------------------------------------------------------------------
Frank D. Martz                   --                      --                       22,256                             24,923
------------------------------------------------------------------------------------------------------------------------------------
Todd F. Palkovich              1,882                  $13,550                     20,374                             14,431
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Hilliard               --                      --                       15,050                              4,817
====================================================================================================================================

_________________________

(1)  As adjusted for subsequent stock splits and 10% stock dividends.

(2)  Based on a per share market price of $11.875 at December 31, 1999.

Employment and Change of Control Agreements

     ESB Bank has entered into an employment agreement with Ms. Zuschlag pursuant to which the Bank agreed to employ her as President and Chief Executive Officer for a term of three years with a current base salary of $284,000. Such salary may be increased in the discretion of the Board of Directors of the Bank but may not be decreased during the term of the agreement without the prior written consent of Ms. Zuschlag. On an annual basis, the Board of Directors of the Bank considers whether to renew the employment agreement for an additional year. The employment agreement is terminable with or without cause by the Bank. The employment agreement provides that in the event of a wrongful termination of employment (including a voluntary termination by Ms. Zuschlag as a result of the Bank's material breach of the agreement or for "good reason" following a change in control of the Company, including a change in her position, salary or duties without her consent), Ms. Zuschlag would be entitled to (1) an amount of cash severance which is equal to three times her average annual compensation over the last five years, and (2) continued participation in certain employee benefit plans of the Bank for the remaining term of the agreement or shorter period upon her full-time employment by another employer. The employment agreement with the Bank provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by Ms. Zuschlag, by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     The Company has also entered into an employment agreement with Ms. Zuschlag to serve on terms substantially similar to the agreement entered into with the Bank, except as provided below. Ms. Zuschlag's compensation, benefits and expenses are paid by the Company and the Bank in the same proportion as the time and services actually expended by her on behalf of each company. However, the agreement with the Company provides that severance payments payable to Ms. Zuschlag by the Company shall (1) include the amount by which the severance benefits payable by the Bank are reduced by Section 280G of the Code, and (2) not be subject to reduction in the event of a change in control as are the amounts payable by the Bank. As a result, the severance benefits payable by the Company may constitute "parachute payments" under Section 280G of the Code. In addition, the agreement with the Company provides that the Company shall reimburse Ms. Zuschlag for any resulting excise taxes payable by her, plus such additional amount as may be necessary to compensate her for the payment of state and federal income, excise and other employment-related taxes on the additional payments.

     On December 1, 1998, the Company and ESB Bank (collectively, the "Employers" and individually, the "Employer" which means either the Company or ESB Bank) entered into change of control agreements with Messrs. Evanoski, Martz, Palkovich and Hilliard in order to assist the Employers in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a Change in Control, as defined, of the Employer. The agreements provide for payments in the event that certain adverse actions are taken with respect to the executive's employment subsequent to a Change in Control of the Employer in an amount equal to 1.5 times the respective executive's Annual Compensation, as defined.

Compensation Committee

     Executive compensation is determined by the Compensation Committee of the Board of Directors. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below, as defined.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of the individuals listed below this report, none of whom is a full-time employee director of the Company. The Committee makes recommendations regarding officer salaries to the Board of Directors.

     The Committee determines the level of salary increases, if any, to take effect on December 1 after reviewing various published surveys of compensation paid to executives performing similar duties for financial institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in ESB Bank's market. Also, it is the policy of the Committee to determine the salary components of executive compensation upon the basis of corporate performance, although the performance factors which the Committee considers are profitability, capital levels, and performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. The Committee also considers whether or not the overall value of the Company has improved from year to year.

     The Company's executive compensation program has been designed to:

     1. Align the interests of executives with the interests of the stockholders by providing performance based awards in cash and stock; and

     2. Allow the Company to compete for and retain executives critical to the Company's success by providing an opportunity for compensation that is comparable to the levels offered by other companies in our market.

     Stock options were granted to Executive Officers of the Company during fiscal 1997. Ms. Zuschlag received 9,680 options and Messrs. Evanoski, Martz, Polkovich and Hilliard received 3,630 options, 3,630 options, 3,630 options and 3,630 options, respectively (adjusted for subsequent 10% stock dividends). Stock options were granted to Executive Officers of the Company during fiscal 1998. Ms. Zuschlag received 8,800 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 3,300 options, 3,300 options, 3,300 options and 3,300 options, respectively. Stock options were granted to Executive Officers of the Company during fiscal 1999. Ms. Zuschlag received 13,525 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 4,500 options, 4,500 options, 4,500 options and 4,500 options, respectively.

     Bonuses were paid to the Executive Officers of the Company during fiscal 1997. Ms. Zuschlag received $100,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $18,300, $18,300, $18,300 and $17,320, respectively. Bonuses were paid to the Executive Officers of the Company during fiscal 1998. Ms. Zuschlag received $50,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $14,000, $14,000, $14,000 and $13,000, respectively. Bonuses were paid to the Executive Officers of the Company during fiscal 1999. Ms. Zuschlag received $55,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $15,000, $15,000, $15,000 and $14,000, respectively.

     Ms. Zuschlag's compensation increased from $229,818 for fiscal 1997 to $262,451 for fiscal 1998 to $271,062 for fiscal 1999. Messrs. Evanoski, Martz and Palkovich's compensation increased from $95,439 for fiscal 1997 to $106,546 for fiscal 1998 and $103,092 for fiscal 1999. Mr. Hilliard's compensation increased from $88,356 for fiscal 1997 to $97,781 for fiscal 1998 and $94,609 for fiscal 1999. At the meeting of the Committee that determined Executive Officers salaries to be effective December 1, 1999, the committee reviewed and considered various published compensation surveys, the Executive Officers increased scope of responsibilities relating to ESB Financial Corporation's continuing growth as well as the aforementioned factors. After reviewing the aforementioned factors, the Committee recommended to the Board of Directors an increase in salary to a level of $284,000 for Ms. Zuschlag, a level of $109,000 for Messrs. Evanoski, Martz and Palkovich and a level of $100,000 for Mr. Hilliard, effective December 1, 1999.

                         The Compensation Committee

                         William B. Salsgiver (Chairman)
                         Lloyd L. Kildoo
                         Edmund C. Smith

Performance Graph

     The following two graphs compare the yearly cumulative total return on the Common Stock over five-year and nine-year (reflecting consummation of the Bank's reorganization into the holding company form of organization on July 1, 1991) measurement periods with (i) the yearly cumulative total return on the stocks included in the S&P 500 Total Return Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities All Banks and Thrifts Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable year.


                                                                     Period Ending
                              -----------------------------------------------------------------------------------------
Index                          12/31/94        12/31/95       12/31/96        12/31/97        12/31/98         12/31/99
-----------------------------------------------------------------------------------------------------------------------
ESB Financial Corporation        100.00          125.71         135.36          215.10          203.07           153.02
S&P 500                          100.00          137.58         169.03          225.44          289.79           350.78
SNL All Bank & Thrift Index      100.00          155.68         215.79          331.26          351.63           336.40


                                                                     Period Ending
                              ------------------------------------------------------------------------------------------------------
Index                         12/31/90  12/31/91  12/31/92   12/31/93   12/31/94  12/31/95   12/31/96  12/31/97  12/31/98  12/31/99
------------------------------------------------------------------------------------------------------------------------------------
ESB Financial Corporation       100.00    168.02    304.11     304.69     265.66    333.96     359.61    571.44    539.46    406.51
S&P 500                         100.00    130.47    140.41     154.56     156.60    215.44     264.70    353.03    453.81    549.31
SNL All Bank & Thrift Index     100.00    162.37    222.96     247.42     241.95    376.67     522.10    801.47    850.75    813.89

Excess Benefit Plan

     On October 30, 1996, the Company adopted an Excess Benefit Plan ("EBP") for the purpose of permitting Ms. Zuschlag, and any other employees of the Company who may be designated pursuant to the EBP, to receive certain benefits that Ms. Zuschlag and any other employees of the Company otherwise would be eligible to receive under the Company's Retirement Plan and ESOP but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the EBP, during any plan year the Company shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Company on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Company on behalf of the participant. Finally, the EBP generally provides that during any plan year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 180 days after the end of each plan year. In connection with its adoption of the EBP, the Company adopted a trust which currently holds 4,956 shares of Common Stock to fund its obligation to Ms. Zuschlag under the EBP.

Indebtedness of Management

     In accordance with applicable federal laws and regulations, ESB Bank offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences as well as various consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties;
(ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined.

     The following table sets forth information as to all directors and executive officers of the Company, including members of their immediate families and affiliated entities, who had loans with ESB Bank aggregating $60,000 or more during the 12 months ended December 31, 1999.

                                                                  Highest                     Interest
                                                      Year        Balance       Principal       Rate
    Name and Position               Nature of         Loan      from 1/1/99     Balance at      as of
     or Relationship              Indebtedness        Made      to 12/31/99      12/31/99      12/31/99
-------------------------    ----------------------   -----     -----------     ----------     --------
Ellwood City Hospital (1)    Commercial business       1994        $122,779      $       0          N/A
George W. Blank              Commercial                1991          49,500         49,500         9.50
   Supply Co., Inc.(2)       Commercial real estate    1998         123,244        108,771         8.75
                             Commercial                1999         155,000        136,023         8.25
George William Blank, Jr.    Residential mortgage(3)   1999          45,000         44,965         7.25

_________________________

(1) Mr. Skuba, a director of the Company since 1991 and ESB Bank since 1988, is the President and Chief Executive Officer of the Ellwood City Hospital.

(2) Mr. Blank, a director of the Company since 1991 and ESB Bank since 1974, is the President of George W. Blank Supply Co., Inc.

(3)  Cosigner of residential mortgage loan to Mr. Blank's niece and nephew.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG LLP, as independent auditors for the Company for the year ending December 31, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000. A MAJORITY OF THE TOTAL VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Company, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $3,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company, must be received at the principal executive offices of the Company, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117,
Attention: Secretary, no later than Monday, November 20, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.F of the Company's Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than February 17, 2001 in connection with the 2001 Annual Meeting of Stockholders of the Company. A stockholder's notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation. No stockholder proposals have been received by the Company in connection with the Annual Meeting.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     Stockholders of the Company as of the Voting Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the twelve months ended December 31, 1999 ("Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of December 31, 1998 and 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC UNDER THE EXCHANGE ACT FOR THE YEAR ENDED DECEMBER 31, 1999. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO ESB FINANCIAL CORPORATION, 600 LAWRENCE AVENUE, ELLWOOD CITY, PENNSYLVANIA 16117, ATTENTION: SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS NOT A PART OF THIS PROXY STATEMENT.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Frank D. Martz

                         Frank D. Martz
                         Group Senior Vice President of Operations and Secretary

March 20, 2000
Ellwood City, Pennsylvania

ESB FINANCIAL CORPORATION                              REVOCABLE PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ESB FINANCIAL CORPORATION ("COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2000 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on April 18, 2000, at 4:00 p.m., Eastern Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated on the reverse side hereof.


1.   Election of Directors

     [_]  FOR all nominees listed          [_]  WITHHOLD AUTHORITY to
          (except as marked to the              vote for all nominees
          contrary.)                            listed.


     Nominees for three-year term:         Charles Delman and Edmund C. Smith

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2000.

     [_]  FOR                 [_]  AGAINST              [_]  ABSTAIN

     In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

     The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for April 18, 2000, a Proxy Statement for the Annual Meeting and the 1999 Annual Report to Stockholders.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.



                              Date:_________________________________, 2000

                                   _________________________________
                                             Signature

                                   _________________________________
                                             Signature

                              PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. ONLY ONE SIGNATURE IS REQUIRED IN CASE OF A JOINT ACCOUNT. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE.